Exhibit 10.8

CONSULTING AGREEMENT

This Consulting Agreement is made as of the 19th day of March, 2020, by and between Dylan Hunt (“Dylan”) and Kaitlin Appell (“Kaitlin”) (Dylan and Kaitlin being referred to collectively as “Consultant”), Black Bird Potentials Inc., a Wyoming corporation (“Black Bird”), and Digital Development Partners, Inc., a Nevada corporation and the parent corporation of Black Bird (“Parent”).

WHEREAS, Black Bird and Parent are in need of website management, design and other related online services; and

WHEREAS, Consultant is capable of providing the website management, design and other related online services required by Black Bird and Parent; and

WHEREAS, Black Bird and Parent desire to hire Consultant and Consultant is willing to accept Black Bird and Parent, together, as a client.

NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

1.       Services. Black Bird hereby engages Consultant, on a non-exclusive basis, to render consulting services with respect to certain of its needed website management, design and other related online services, including, without limitation, those services set forth in Exhibit “A” attached hereto and made a part hereof. Consultant hereby accepts such engagement and agrees to render such consulting services throughout the term of this Agreement. Consultant agrees that it shall be responsible for all expenses incurred in its performance hereunder, unless Black Bird and Consultant shall agree otherwise in writing.

It is further agreed that Consultant shall have no authority to bind Black Bird or Parent to any contract or obligation or to transact any business in Black Bird’s or Parent’s name or on behalf of Black Bird or Parent, in any manner. The parties intend that Consultant shall perform its services required hereunder as an independent contractor.

2.       Term. The term of this Agreement shall commence on March 19, 2020, and shall continue through September 30, 2020. It is the understanding of Black Bird and Consultant that, beginning August 15, 2020, and assuming Black Bird is satisfied with the performance of Consultant, Black Bird and Consultant will negotiate, in good faith, the terms of a renewal of this Agreement.

3.       Consideration. In consideration of the services to be performed by Consultant, Black Bird and Parent agree to pay to Consultant the consideration (the “Consideration”) set forth in Exhibit “B” attached hereto and made a part hereof, which Consideration includes the Consultant Stock (as defined in Exhibit “B”).

4.       Representations and Warranties of Black Bird. Black Bird represents and warrants to Consultant that:

A.       Black Bird will cooperate fully and timely with Consultant to enable Consultant to perform its obligations hereunder.

B.       The execution and performance of this Agreement by Black Bird has been duly authorized by the Board of Directors of Black Bird.

C.       The performance by Black Bird of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of Black Bird or any contractual obligation by which Black Bird may be bound.

5.       Representations and Warranties of Parent. Parent represents and warrants to Consultant that:

A.       Parent will cooperate fully and timely with Consultant to enable Consultant to perform its obligations hereunder.

B.       The execution and performance of this Agreement by Parent has been duly authorized by the Board of Directors of Parent.

C.       The performance by Parent of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of Parent or any contractual obligation by which Parent may be bound.

D.       The shares of Consultant Stock (as defined in Exhibit “B”), when issued and delivered in accordance with this Agreement, will be fully paid and non-assessable.

E.       Parent has delivered to Consultant true and complete copies of Parent’s Current Report on Form8-K as filed with the Securities and Exchange Commission on January 7, 2020 (the “SEC Filing”). Parent is engaged in all material respects only in the business described in the SEC Filing and the SEC Filing contains a complete and accurate description in all material respects of the business of Parent.

6.       Representations and Warranties of Consultant.

A.       Dylan and Kaitlin, and each of them, represent and warrant to Black Bird and Parent that they are under no legal disability with respect to entering into, and performing under, this Agreement.

B.       Dylan and Kaitlin, and each of them, are acquiring the Consultant Stock (as defined in Exhibit “B”) for their own accounts for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act of 1933, as amended (the “1933 Act”). Dylan and Kaitlin, and each of them, agree not to sell, hypothecate or otherwise transfer the Consultant Stock (as defined in Exhibit “B”), unless such securities are registered under the federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to Parent, an exemption from such law is available.

C.       Dylan and Kaitlin, and each of them, understand that: (1) the shares of Consultant Stock (as defined in Exhibit “B”) have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, or (b) Dylan and Kaitlin, and each of them, shall have delivered to Parent an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (2) any sale of such securities made in reliance on Rule 144 under the 1933 Act (or a successor rule thereto) (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) except as otherwise set forth in this Agreement, neither Parent nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. There can be no assurance that there will be any market for the Consultant Stock (as defined in Exhibit “B”).

D.       Dylan and Kaitlin, and each of them, understand that the certificates representing the Consultant Stock (as defined in Exhibit “B”) shall bear a restrictive legend in substantially the following form:

THESE SECURITIES HAVE BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(a)(2) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT ANY SUCH PROPOSED TRANSFER IS IN ACCORDANCE WITH ALL APPLICABLE LAWS, RULES AND REGULATIONS.

E.       Dylan and Kaitlin, and each of them, have received and read in their entirety: (1) this Agreement and each representation, warranty and covenant set forth herein; and (2) all due diligence and other information, including the SEC Filing, necessary to verify the accuracy and completeness of such representations, warranties and covenants; Dylan and Kaitlin, and each of them, have received answers to all questions regarding an investment in Parent; and Dylan and Kaitlin, and each of them, have relied on the information contained therein and have not been furnished any other documents, literature, memorandum or prospectus.

F.       Dylan and Kaitlin, and each of them, are not relying on any statements or representations of Black Bird, Parent or any of their respective agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

7.       Notices. All notices hereunder shall be in writing and addressed to the party at its last known address, and shall be given by personal delivery, by certified mail (return receipt requested), Express Mail or by national or international overnight courier. Notices will be deemed given upon the earlier of actual receipt of three (3) business days after being mailed or delivered to such courier service.

8.       Miscellaneous.

A.       In the event of a dispute between the parties arising out of this Agreement, both Consultant and the Company agree to submit such dispute to arbitration before the American Arbitration Association (the “Association”) at its Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment may be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, may award attorneys’ fees to the prevailing party.

B.       This Agreement is not assignable in whole or in any part, and shall be binding upon the parties, their heirs, representatives, successors or assigns.

C.       This Agreement may be executed in multiple counterparts which, taken together, shall be deemed an original. It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, if each party executes at least one counterpart.

D.       This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada.

BLACK BIRD:	CONSULTANT:

BLACK BIRD POTENTIALS INC.

/s/ DYLAN HUNT
Dylan Hunt
By: /s/ FABIAN G. DENEAULT
Fabian G. Deneault
President	/s/ KAITLIN APPELL
Kaitlin Appell

PARENT:

DIGITAL DEVELOPMENT PARTNERS, INC.

By: /s/ FABIAN G. DENEAULT

Fabian G. Deneault

President

EXHIBIT “A”

TO

CONSULTING AGREEMENT WITH

DYLAN HUNT AND KAITLIN APPELL (CONSULTANT)

SERVICES TO BE PERFORMED BY CONSULTANT

ON BEHALF OF BLACK BIRD AND PARENT

The consulting services to be provided by Consultant under the Consulting Agreement to which this Exhibit “A” is attached include, but shall not be limited to:

• management and ongoing design of the www.bbpotentials.com website, in cooperation with the officers of Black Bird.

• management, including management of the associated store, redesign and ongoing design of the www.grizzlycreeknaturals.com website, in cooperation with the officers of Black Bird.

• development and implementation of an online, including social media, marketing strategy for Black Bird’s products, the promotion of which products shall be prioritized in cooperation with the officers of Black Bird, it being the stated objective that Consultant’s efforts in this regard increase customer traffic on the grizzlycreeknaturals.com website.

• development and implementation of an SEO strategy with respect to the products of Black Bird, including development of a scalable strategy based on available capital.

• creation and design of the corporate website of Parent, in cooperation with the officers of Parent.

• perform such other related tasks as may be reasonably requested by the officers of Black Bird.

It is understood that there may be times when Black Bird and Parent do not utilize the services or advice of Consultant. Any such failure of Black Bird and Parent to use, or seek in writing, Consultant’s advice and/or services and/or assistance, as set forth herein, shall not be deemed to be non-performance hereunder by Consultant.

EXHIBIT “B”

TO

CONSULTING AGREEMENT WITH

DYLAN HUNT AND KAITLIN APPELL (CONSULTANT)

COMPENSATION TO BE PAID BY TO CONSULTANT

As full payment for Consultant’s services under the Consulting Agreement to which this Exhibit “B” relates, Consultant shall receive compensation, as follows:

•	$500.00 per month in cash, payable by Black Bird beginning on March 20, 2020, and continuing on the 20th day of each month through September 2020. In this regard, Consultant shall provide bank account information to Black Bird.

•	During the term of the Agreement, a sum of cash equal to five percent (5%) of “Net Sales” (as defined below) of Black Bird products made through the grizzlycreeknaturals.com website. Such amounts shall be paid on the 10th day of each month, in arrears. In this regard, Consultant shall provide bank account information to Black Bird.

For purposes of the Agreement, the term “Net Sales” shall be calculated, as follows:

Total gross sales less sales tax collected, less Square® processing fees paid, less shipping charges collects, equals “Net Sales.” By way of example only, assuming total gross sales of $250.00, sales tax collected of $20.00, Square® processing fees paid of $8.00 and $7.00 of shipping charges collected, “Net Sales” would equal $215.00. Thus, Consultant would be paid a sum of cash equal to $10.75 ($215.00 x 5% = $10.75).

•	A total of 100,000 shares of Parent’s common stock (the “Consultant Stock”), which shares shall be valued at $.08 per share, the closing sale price of Parent’s common stock on March 18, 2020, or $8,000, in the aggregate, which Consultant Stock shall be issued, as follows:

•	50,000 shares shall be issued in the name of Dylan Hunt

•	50,000 shares shall be issued in the name of Kaitlin Appell